WILLSCOT REPORTS SECOND QUARTER 2026 RESULTS
AND RAISES 2026 FULL YEAR OUTLOOK

Exceeded Q2 2026 Outlook for Revenue and Adjusted EBITDA

Raises 2026 Full Year Outlook for Revenue, Adjusted EBITDA
and Net CAPEX on Continued Commercial Momentum

SCOTTSDALE, August 6, 2026 - WillScot Holdings Corporation (“WillScot” or the “Company”) (Nasdaq: WSC), a leader in innovative temporary space solutions, today announced second quarter 2026 results, including key performance highlights and market updates, and raised its 2026 full year outlook.

Q2 20261
•Generated revenue of $612 million, gross profit margin percentage of 50.0%, and net income of $47 million.
•Reported Adjusted Net Income of $52 million and Adjusted EBITDA of $228 million at a 37.2% margin.
•Reported diluted and Adjusted Diluted Earnings Per Share of $0.26 and $0.28, respectively.
•Generated leasing and services revenue of $586 million, up 6.2% year-over-year with a 1.5% increase in leasing revenue and a 25.3% increase in delivery and installation revenue driven by large complex installation activity and a significant event project during the quarter.
•Generated Net cash provided by operating activities of $162 million and Adjusted Free Cash Flow of $55 million.
•Invested $114 million in Net CAPEX with increases for new rental equipment and refurbishments to support demand and order activity.
•Increased previously issued full year 2026 outlook for revenue, Adjusted EBITDA, and Net CAPEX given momentum in commercial activity.

Tim Boswell, President and Chief Executive Officer of WillScot, commented, "Our second quarter 2026 results reflect continued progress across our key commercial and operational priorities. Large project and event activity, combined with our Enterprise Accounts and verticals strategies, drove year-over-year modular unit activation growth for the third consecutive quarter and a return to year-over-year revenue growth. We believe that our expanded product offering and operational capabilities are a winning combination in this market environment, and we continue to see strong year-over-year growth in our order book heading into the second half of the year. To support this momentum, we are advancing our fleet readiness plans with increased work order and refurbishment activity, as well as new fleet investment in our highest demand and most differentiated fleet categories. And we are complementing these efforts with the continued rollout of our route optimization and dispatch platform and expansion of our field and project management services all of which support the superior execution that we bring to our customers."

Boswell continued, "While overall non-residential construction activity remains muted, the mix of that activity, combined with our go-to-market strategy, our offering, and our operational capabilities, is driving momentum into the second half of the year. We are raising our 2026 outlook for Revenue and Adjusted EBITDA modestly, recognizing both this top-line momentum and the continued uncertain economic environment. And we are raising our outlook for capital expenditures based on specific project opportunities we expect to execute heading into 2027. Overall, I am incredibly proud of how our team has responded in this market environment. We are capturing and creating new commercial opportunities, expanding our capabilities to build upon our competitive strengths, and executing operationally on behalf of our customers, all with a clear focus on driving long-term shareholder value creation."

Matt Jacobsen, Chief Financial Officer of WillScot, commented, "Second quarter 2026 revenues of $612 million and Adjusted EBITDA of $228 million exceeded our outlook, supported by solid leasing and services revenue growth. Leasing revenue continued to improve sequentially, driven by large project activity. And we were pleased to see leasing revenue inflect to year-over-year growth in the quarter earlier than expected, driven in part by a significant event project. Margin performance in the quarter reflects elevated variable costs supporting modular space unit activation growth, in addition to the revenue mix impact of higher delivery and installation revenue as we expected. These margin pressures are normal in periods of elevated activity. And our unit activation trends, pending order book, and continued investments in the fleet reinforce our confidence in sustained leasing revenue growth in the second half of this year."

Jacobsen concluded, "Based on first half 2026 results and current commercial demand, we are raising our 2026 outlook to $2.3 billion in revenue and $920 million in Adjusted EBITDA. Large project demand remains solid, with our differentiated product lines and service capabilities driving strong win rates. To support this growth, we are raising our Net CAPEX outlook to $375 million for 2026. The incremental capital will be used to purchase and refurbish fleet in our highest demand product categories, serving large projects that we expect to activate in the second half of the year and into early 2027. Based on our top-line momentum and large project pipeline, we anticipate year-over-year leasing revenue trends to continue improving while variable activation costs begin to taper sequentially and help drive significant sequential margin expansion through the remainder of 2026. Despite these encouraging trends, we will continue to take a measured approach in our outlook."

Second Quarter 2026 Results1

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share data)	2026	2025	2026	2025
Revenue	$612,151	$589,083	$1,160,779	$1,148,634
Net income	$46,973	$47,939	$75,096	$90,994
Adjusted Net Income	$51,711	$60,399	$90,558	$109,058
Adjusted EBITDA	$227,884	$248,913	$438,898	$477,698
Gross profit margin	50.0%	50.3%	51.0%	51.9%
Adjusted EBITDA Margin (%)	37.2%	42.3%	37.8%	41.6%
Net cash provided by operating activities	$162,264	$205,311	$353,322	$411,938
Adjusted Free Cash Flow	$55,086	$130,327	$170,642	$275,122
Diluted earnings per share	$0.26	$0.26	$0.41	$0.49
Adjusted Diluted Earnings Per Share	$0.28	$0.33	$0.50	$0.59
Weighted average diluted shares outstanding	181,808,591	183,439,165	181,641,748	184,367,127
Adjusted weighted average diluted shares outstanding	181,808,591	183,439,165	181,641,748	184,367,127
Net cash provided by operating activities margin	26.5%	34.9%	30.4%	35.9%
Adjusted Free Cash Flow Margin (%)	9.0%	22.1%	14.7%	24.0%
Return on Invested Capital	14.4%	15.2%	13.6%	14.3%

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
Modular space leasing revenue(a)	$256,829	$251,374	$500,590	$497,238
Portable storage leasing revenue	74,944	79,563	147,467	156,598
VAPS and third-party leasing revenues(b)	103,386	100,030	200,521	196,369
Other leasing-related revenue(c)	14,525	11,949	26,628	27,101
Leasing revenue	449,684	442,916	875,206	877,306
Delivery and installation revenue	135,844	108,452	235,366	197,113
Total leasing and services revenue	585,528	551,368	1,110,572	1,074,419
New unit sales revenue	14,587	21,620	23,581	44,057
Rental unit sales revenue	12,036	16,095	26,626	30,158
Total revenues	$612,151	$589,083	$1,160,779	$1,148,634
(a) Includes revenue from clearspan structures.
(b) Includes $12.6 million and $9.5 million of service revenue for the three months ended June 30, 2026 and 2025, respectively and $22.8 million and $18.7 million for the six months ended June 30, 2026 and 2025, respectively.
(c) Includes primarily damage billings, delinquent payment charges, and other processing fees associated with leasing arrangements, and is partially offset by write-offs of specific uncollectible lease receivables recorded as a reduction to revenue of $10.3 million and $15.1 million, for the three months ended June 30, 2026 and 2025, respectively, and $23.4 million and $25.7 million for the six months ended June 30, 2026 and 2025, respectively.

Capitalization and Liquidity Update1
As of and for the three months ended June 30, 2026, except where noted:
•Net cash provided by operating activities was $162 million, resulting in $55 million of Adjusted Free Cash Flow after Net CAPEX investments.
•Invested $114 million of Net CAPEX, supporting both maintenance capex needs and growth in higher value products for strong ongoing large project demand.
•Total debt was $3,495 million and net debt was $3,477 million, representing a $27 million reduction in our total debt balance in the quarter. We have no debt maturities until August 2028.
•Availability under our asset-based revolving credit facility ("ABL Facility") was approximately $1.5 billion.
•Weighted average pre-tax interest rate, inclusive of $1.25 billion of fixed-to-floating swaps of 1-month SOFR at 3.54%, was approximately 5.7%. Estimated annual cash interest expense based on our current debt structure and benchmark rates is approximately $201 million, or approximately $215 million inclusive of non-cash amortization of deferred financing fees. Our debt structure is approximately 90% / 10% fixed-to-floating after giving effect to the interest rate swaps.
•Net Debt to Adjusted EBITDA was at 3.7x based on our last 12 months Adjusted EBITDA of $932 million.
•Paid quarterly cash dividend of $0.07 per share on June 17, 2026 to shareholders of record as of June 3, 2026.

2026 Full Year Outlook1
The Company raised its full year 2026 outlook provided in May 2026. This outlook uses approximate figures and is subject to risks and uncertainties, including those described in "Forward-Looking Statements" below.

$M	2026 Outlook
Revenue	$2,300
Adjusted EBITDA	$920
Net CAPEX	$375

____________________
1 - Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted Earnings Per Share, Adjusted Weighted Average Diluted Shares Outstanding, Adjusted Free Cash Flow, Adjusted Free Cash Flow Margin, Net Debt, Net Debt to Adjusted EBITDA ratio, Net CAPEX and Return on Invested Capital are financial measures that are not required by, or calculated in accordance with, generally accepted accounting principles in the US ("GAAP"). Further information and reconciliations for these non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP are included at the end of this press release. Information reconciling forward-looking Adjusted EBITDA and Net CAPEX to the most directly comparable GAAP financial measures is unavailable to the Company without unreasonable effort and, therefore, neither the most directly comparable GAAP financial measures nor reconciliations to the most directly comparable GAAP measures are provided.

Non-GAAP Financial Measures
This press release includes non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted Earnings Per Share, Adjusted Weighted Average Diluted Shares Outstanding, Adjusted Free Cash Flow, Adjusted Free Cash Flow Margin, Return on Invested Capital, Net CAPEX, Net Debt, and Net Debt to Adjusted EBITDA ratio. These non-GAAP financial measures should not be considered in isolation from, or as an alternative to, financial measures calculated in accordance with GAAP. Other companies may calculate these non-GAAP financial measures differently, and, therefore, the Company's non-GAAP financial measures may not be directly comparable to similarly-titled measures of other companies. For reconciliations of the non-GAAP financial measures used in this press release (except as explained below), see “Reconciliation of Non-GAAP Financial Measures" included in this press release.
Information regarding the most directly comparable GAAP financial measures and reconciling forward-looking Adjusted EBITDA and Net CAPEX to those GAAP financial measures is unavailable to the Company without unreasonable effort. We cannot provide the most comparable GAAP financial measures nor reconciliations of forward-looking Adjusted EBITDA and Net CAPEX to the most directly comparable GAAP financial measures because certain items required for such reconciliations are outside of our control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income, and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. Although we provide outlooks for Adjusted EBITDA and Net CAPEX that we believe will be achieved, we cannot accurately predict all the components of the Adjusted EBITDA and Net CAPEX calculations. The Company provides Adjusted EBITDA and Net CAPEX guidance because we believe that Adjusted EBITDA and Net CAPEX, when viewed with our results under GAAP, provides useful information for the reasons noted below.

Conference Call Information
WillScot will host a conference call and webcast to discuss its second quarter 2026 results and the 2026 outlook at 5:30 p.m. Eastern Time on Thursday, August 6, 2026. To access the live call by phone, use the following link:

https://register-conf.media-server.com/register/BIb04ece17a5f44b15829bc446fa8ad149

You will be provided with dial-in details after registering. To avoid delays, we recommend that participants dial into the conference call 15 minutes ahead of the scheduled start time. A live webcast will also be accessible via the "Events & Presentations" section of the Company's investor relations website: www.investors.willscot.com. Choose "Events" and select the information pertaining to the WillScot Second Quarter 2026 Conference Call. Additionally, there will be slides accompanying the webcast. Please allow at least 15 minutes prior to the call to register, download and install any necessary software. For those unable to listen to the live broadcast, an audio webcast of the call will be available for 12 months on the Company’s investor relations website.

About WillScot
WillScot (Nasdaq: WSC) is a leading provider of innovative turnkey space solutions in North America, helping customers keep projects moving and operations running. The Company partners with critical industries including construction, manufacturing, healthcare, government, energy and education to deliver the right solutions coupled with a high level of customer service. WillScot’s comprehensive portfolio of products – including modular complexes, dry and cold storage containers, blast-resistant buildings, clearspan industrial structures, fencing, and add-on furnishings and equipment – is customizable and flexible to support any project need. Headquartered in Scottsdale, Ariz., WillScot operates from a network of approximately 240 branch locations in the U.S., Canada, and Mexico.

Forward-Looking Statements
This press release contains forward-looking statements (including the guidance/outlook contained herein) within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. The words "estimates," "expects," "anticipates," "believes," "forecasts," "plans," "intends," "may," "will," "should," "shall," "outlook," "guidance," "see," "have confidence" and variations of these words and similar expressions identify forward-looking statements, which are generally not historical in nature. Certain of these forward-looking statements include statements relating to our operating capabilities, project pipeline (including large scale projects), order activation trends, leasing revenue trends and expectations regarding year-over-year leasing revenue growth, margin expansion, VAPS penetration, growth milestones, and expectations regarding capital allocation. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other important factors, many of which are outside our control, which could cause actual results or outcomes to differ materially from those discussed in or implied by the forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, they are predictions and we can give no assurance that any such forward-looking statement will materialize. Important factors that may affect actual results or outcomes include, among others, economic conditions and changes therein, including financial market conditions and levels of end market demand, as a result of macroeconomic and geopolitical conditions, including international armed conflicts; our ability to effectively compete in the modular space and portable storage industries; our ability to effectively manage our credit risk, collect on our accounts receivable, or recover our rental equipment from customers; our ability to implement our Network Optimization Plan; laws and regulations governing antitrust, climate related disclosures, cybersecurity and information technology, privacy, government contracts, anti-corruption, and the environment; the actions of activist shareholders; our ability to successfully acquire and integrate new operations; risks associated with cybersecurity threats and failure of our management information systems; trade policies and changes in trade policies, including the imposition of or increases in tariffs, their enforcement, trade restrictions, and broader economic measures and their consequences; fluctuations in interest rates and commodity prices; risks associated with labor relations, labor costs and labor disruptions; changes in the competitive environment of our customers as a result of the economic climate in which they operate and/or economic or financial disruptions to their industry; our ability to adequately protect our intellectual property and other proprietary rights that are material to our business; natural disasters and other business disruptions such as pandemics; our ability to establish and maintain the appropriate physical presence in our markets; property, casualty or other losses not covered by our insurance; our ability to close our unit sales transactions; our ability to achieve our sustainability goals; operational, economic, political, and regulatory risks; effective management of our rental equipment; the effect of changes in state building codes on our ability to remarket our buildings; significant increases in the costs and restrictions on the availability of raw materials and labor; fluctuations in fuel costs or a reduction in fuel supplies; our reliance on third-party manufacturers and suppliers; impairment of our goodwill and intangible assets; our ability to use our net operating loss carryforwards and other tax attributes; our ability to recognize deferred tax assets, such as those related to tax loss carryforwards, and utilize future tax savings; unanticipated changes in tax obligations, adoption of new tax legislation, or exposure to additional income tax liabilities; our ability to access the capital and credit markets or the ability of key counterparties to perform their obligations to us; our ability to service our debt and operate our business; our ability to incur significant additional amounts of debt and avoid risks associated with substantial indebtedness; covenants that limit our operating and financial flexibility; and such other risks and uncertainties described in the periodic reports we file with the US Securities and Exchange Commission ("SEC") from time to time (including our Annual Report on Form 10-K for the year ended December 31, 2025), which are available through the SEC’s EDGAR system at www.sec.gov and on our website. Any forward-looking statement speaks only at the date on which it is made, and the Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It
Additional information can be found on the Company's website at www.willscot.com.

Contact Information

Investor Inquiries:	Media Inquiries:
Charlie Wohlhuter	Juliana Welling
investors@willscot.com	media@willscot.com

WillScot Holdings Corporation
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share and per share data)	2026	2025	2026	2025
Revenues:
Leasing and services revenue:
Leasing	$449,684	$442,916	$875,206	$877,306
Delivery and installation	135,844	108,452	235,366	197,113
Sales revenue:
New units	14,587	21,620	23,581	44,057
Rental units	12,036	16,095	26,626	30,158
Total revenues	612,151	589,083	1,160,779	1,148,634
Costs:
Costs of leasing and services:
Leasing	108,113	95,338	204,140	183,408
Delivery and installation	110,320	88,154	193,563	161,950
Costs of sales:
New units	9,049	13,552	15,267	28,750
Rental units	6,165	7,525	14,868	15,694
Depreciation of rental equipment	72,240	88,444	141,002	162,396
Gross profit	306,264	296,070	591,939	596,436
Other operating expenses:
Selling, general and administrative	160,258	145,013	314,266	301,784
Other depreciation and amortization	23,019	24,188	46,688	47,328
Restructuring costs	5,448	10	16,698	385
Other expense (income), net	45	(41)	130	605
Operating income	117,494	126,900	214,157	246,334
Interest expense, net	53,479	58,977	107,086	117,446
Income before income tax	64,015	67,923	107,071	128,888
Income tax expense	17,042	19,984	31,975	37,894
Net income	$46,973	$47,939	$75,096	$90,994

Earnings per share:
Basic	$0.26	$0.26	$0.41	$0.50
Diluted	$0.26	$0.26	$0.41	$0.49
Weighted average shares outstanding:
Basic	181,012,131	182,468,243	181,005,445	183,071,055
Diluted	181,808,591	183,439,165	181,641,748	184,367,127

WillScot Holdings Corporation
Condensed Consolidated Balance Sheets

(in thousands, except share amounts)	June 30, 2026 (unaudited)	December 31, 2025
Assets
Cash and cash equivalents	$18,167	$14,587
Trade receivables, net of allowances for credit losses at June 30, 2026 and December 31, 2025 of $70,737 and $61,755, respectively	422,041	394,708
Inventories	48,930	45,560
Prepaid expenses	16,220	27,709
Other current assets	50,613	41,328
Assets held for sale	1,159	1,159
Total current assets	557,130	525,051
Rental equipment, net	3,138,907	3,093,321
Property, plant and equipment, net	391,926	390,220
Operating lease assets	294,918	310,662
Goodwill	1,256,689	1,257,612
Intangible assets, net	203,186	224,088
Other non-current assets	22,753	15,213
Total long-term assets	5,308,379	5,291,116
Total assets	$5,865,509	$5,816,167
Liabilities and equity
Accounts payable	$152,280	$109,864
Accrued expenses	133,813	125,896
Accrued employee benefits	47,638	36,176
Deferred revenue and customer deposits	250,567	237,322
Operating lease liabilities – current	68,797	70,752
Current portion of long-term debt	33,469	31,094
Total current liabilities	686,564	611,104
Long-term debt	3,461,831	3,557,074
Deferred tax liabilities	516,715	492,332
Operating lease liabilities – non-current	230,206	241,933
Other non-current liabilities	59,534	57,470
Long-term liabilities	4,268,286	4,348,809
Total liabilities	4,954,850	4,959,913
Preferred Stock: $0.0001 par, 1,000,000 shares authorized and zero shares issued and outstanding at June 30, 2026 and December 31, 2025	—	—
Common Stock: $0.0001 par, 500,000,000 shares authorized and 181,055,275 and 181,184,438 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	19	19
Additional paid-in-capital	1,706,005	1,725,642
Accumulated other comprehensive loss	(70,507)	(69,453)
Accumulated deficit	(724,858)	(799,954)
Total shareholders' equity	910,659	856,254
Total liabilities and shareholders' equity	$5,865,509	$5,816,167

Reconciliation of Non-GAAP Financial Measures
In addition to using GAAP financial measurements, we use certain non-GAAP financial measures to evaluate our operating results. Set forth below are definitions of the non-GAAP financial measures used in this press release, reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, and the reasons why we believe these measures provide useful information to investors. Each of these non-GAAP financial measures has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for analysis of, results reported under GAAP. Our measurements of these metrics may not be comparable to similarly titled measures of other companies.
Adjusted EBITDA and Adjusted EBITDA Margin
We define EBITDA as net income plus net interest (income) expense, income tax expense (benefit), depreciation and amortization. Our adjusted EBITDA ("Adjusted EBITDA") reflects the following further adjustments to EBITDA to exclude certain non-cash items and the effect of what we consider transactions or events not related to our core business operations:
•Currency (gains) losses, net on monetary assets and liabilities denominated in foreign currencies other than the subsidiaries’ functional currency.
•Restructuring costs, lease impairment expense, and other related charges associated with restructuring plans designed to streamline operations and reduce costs including employee and lease termination costs.
•Goodwill and other impairment charges related to non-cash costs associated with impairment charges to goodwill, other intangibles, rental fleet and property, plant and equipment.
•Costs to integrate acquired companies, including outside professional fees, non-capitalized costs associated with system integrations, non-lease branch and fleet relocation expenses, employee relocation and training costs, and other costs required to realize cost or revenue synergies.
•Transaction costs including legal and professional fees and other transaction specific related costs.
•Non-cash charges for stock compensation plans.
•Other expense, including consulting expenses related to certain one-time projects, financing costs not classified as interest expense, gains and losses on disposals of property, plant, and equipment, unrealized gains and losses on investments, costs to implement the Company's real estate exits prior to the approval of the Network Optimization Plan, and non-equity executive transition costs.
We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue.
We evaluate business performance utilizing Adjusted EBITDA and Adjusted EBITDA Margin as shown in the reconciliations below. We believe that evaluating performance excluding such items noted above is meaningful because it provides insight with respect to the intrinsic and ongoing operating results of the Company and captures the business performance, inclusive of indirect costs. We believe that Adjusted EBITDA and Adjusted EBITDA Margin (as defined below) are useful to investors because they (i) allow investors to compare performance over various reporting periods on a consistent basis by removing from operating results the impact of items that do not reflect core operating performance; (ii) are used by our board of directors and management to assess our performance; (iii) may, subject to certain limitations, enable investors to compare the performance of the Company to its competitors; (iv) provide additional tools for investors to use in evaluating ongoing operating results and trends; and (v) align with definitions in our ABL Facility.
The following table provides reconciliations of net income to Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
Net income	$46,973	$47,939	$75,096	$90,994
Income tax expense	17,042	19,984	31,975	37,894
Interest expense, net	53,479	58,977	107,086	117,446
Depreciation and amortization	95,259	112,632	187,690	209,724
Currency losses (gains), net	246	(79)	417	144
Restructuring costs, lease impairment expense and other related charges	5,482	205	16,755	907
Integration and transaction costs	13	1,511	79	1,772
Stock compensation expense	7,895	8,373	15,002	16,714
Other(a)	1,495	(629)	4,798	2,103
Adjusted EBITDA	$227,884	$248,913	$438,898	$477,698

(a) For the six months ended June 30, 2026, other included $1.8 million in non-equity executive transition costs.

The following table provides comparisons of Adjusted EBITDA Margin to Gross Profit Margin:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
Adjusted EBITDA (A)	$227,884	$248,913	$438,898	$477,698
Revenue (B)	$612,151	$589,083	$1,160,779	$1,148,634
Adjusted EBITDA Margin (A/B)	37.2%	42.3%	37.8%	41.6%
Gross profit (C)	$306,264	$296,070	$591,939	$596,436
Gross Profit Margin (C/B)	50.0%	50.3%	51.0%	51.9%

Net Debt and Net Debt to Adjusted EBITDA Ratio
Net Debt to Adjusted EBITDA ratio is defined as Net Debt divided by Adjusted EBITDA from the last twelve months. We define Net Debt as total debt net of total cash and cash equivalents. Management believes that Net Debt to Adjusted EBITDA ratio provides useful information to management and investors in evaluating our borrowing capacity and allocation strategies. The following table provides a reconciliation of Net Debt to Adjusted EBITDA ratio:

(in thousands)	June 30, 2026
Long-term debt	$3,461,831
Current portion of long-term debt	33,469
Total debt	3,495,300
Cash and cash equivalents	18,167
Net Debt (A)	$3,477,133

Adjusted EBITDA from the three months ended September 30, 2025	$243,307
Adjusted EBITDA from the three months ended December 31, 2025	250,034
Adjusted EBITDA from the three months ended March 31, 2026	211,014
Adjusted EBITDA from the three months ended June 30, 2026	227,884
Adjusted EBITDA from the last twelve months (B)	$932,239
Net Debt to Adjusted EBITDA ratio (A/B)	3.7
Adjusted Net Income, Adjusted Diluted Earnings Per Share and Adjusted Weighted Average Diluted Shares Outstanding
We define Adjusted Net Income as net income, plus certain non-cash items and the effect of what we consider transactions not related to our core business operations, including:
•Restructuring costs, lease impairment expense, and other related charges associated with restructuring plans designed to streamline operations and reduce costs including employee and lease termination costs.
•Goodwill and other impairment charges related to non-cash costs associated with impairment charges to goodwill, other intangibles, rental fleet and property, plant and equipment.
•Depreciation expense related to real estate exits.
•Equity-based executive transition costs.
•Costs to integrate acquired companies, including outside professional fees, non-capitalized costs associated with system integrations, non-lease branch and fleet relocation expenses, employee relocation and training costs, and other costs required to realize cost or revenue synergies.
•Transaction costs including legal and professional fees and other transaction specific related costs.
•Other expense, including consulting expenses related to certain one-time projects, financing costs not classified as interest expense, gains and losses on disposals of property, plant, and equipment, unrealized gains and losses on investments, costs to implement the Company's real estate exits prior to the approval of the Network Optimization Plan, and non-equity executive transition costs.
We define Adjusted Diluted Earnings Per Share as Adjusted Net Income divided by Adjusted Weighted Average Diluted Shares Outstanding. The calculation of Adjusted Weighted Average Diluted Shares Outstanding includes shares related to stock awards that are dilutive for Adjusted Diluted Earnings Per Share. Management believes that Adjusted Net

Income and Adjusted Diluted Earnings Per Share are important measures that allow investors to evaluate performance between periods on a more comparable basis and provide useful information to both management and investors by excluding certain items that may not be indicative of our core operating results and operational strength of our business.
The following table provides reconciliations of Net income to Adjusted Net Income, Diluted earnings per share to Adjusted Diluted Earnings Per Share and weighted average diluted shares outstanding to Adjusted Weighted Average Diluted Shares Outstanding:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share and per share amounts)	2026	2025	2026	2025
Net income	$46,973	$47,939	$75,096	$90,994
Restructuring costs, lease impairment expense and other related charges, net	5,482	205	16,755	907
Depreciation expense related to real estate exits	—	15,527	(171)	19,303
Equity-based executive transition costs	—	—	220	—
Integration and transaction costs	13	1,511	79	1,772
Other[1]	995	(629)	4,298	2,103
Estimated tax impact[2]	(1,752)	(4,154)	(5,719)	(6,021)
Adjusted Net Income	$51,711	$60,399	$90,558	$109,058

Diluted earnings per share	$0.26	$0.26	$0.41	$0.49
Restructuring costs, lease impairment expense and other related charges, net	0.02	—	0.10	—
Depreciation expense related to real estate exits	—	0.08	—	0.11
Integration and transaction costs	—	0.01	—	0.01
Other[1]	0.01	—	0.02	0.01
Estimated tax impact[2]	(0.01)	(0.02)	(0.03)	(0.03)
Adjusted Diluted Earnings Per Share	$0.28	$0.33	$0.50	$0.59

Weighted average diluted shares outstanding	181,808,591	183,439,165	181,641,748	184,367,127
Adjusted Weighted Average Diluted Shares Outstanding	181,808,591	183,439,165	181,641,748	184,367,127

(1) For the six months ended June 30, 2026, other included $1.8 million in non-equity executive transition costs.
(2) We include estimated taxes at our current statutory tax rate of approximately 27% for the three and six months ended June 30, 2026, and approximately 25% for the three and six months ended June 30, 2025.

Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin
We define Adjusted Free Cash Flow as net cash provided by operating activities; less purchases of rental equipment and property, plant and equipment and plus proceeds from sale of rental equipment and property, plant and equipment, which are all included in cash flows from investing activities; and excluding payments for and proceeds from the implementation of the Network Optimization Plan and real estate exits prior to the approval of the Network Optimization Plan and payments for executive transition costs. Adjusted Free Cash Flow Margin is defined as Adjusted Free Cash Flow divided by Revenue. The Company believes that the presentation of Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin provide useful additional information concerning cash flow available to fund our capital allocation alternatives and allow investors to compare cash generation performance over various reporting periods and against peers. The following table provides reconciliations of net cash provided by operating activities to Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin:

	Three Months Ended June 30,			Six Months Ended June 30,
(in thousands)	2026		2025	2026		2025
Net cash provided by operating activities (A)	$162,264		$205,311	$353,322		$411,938
Purchase of rental equipment and refurbishments	(122,034)		(85,269)	(223,974)		(157,821)
Proceeds from sale of rental equipment	14,155		16,269	33,433		30,332
Purchase of property, plant and equipment	(4,740)		(6,286)	(8,369)		(10,920)
Proceeds from the sale of property, plant and equipment	1,299		302	2,924		1,593
Cash paid to implement Network Optimization Plan	6,057		—	14,852		—
Proceeds from sale of rental equipment for Network Optimization Plan	(2,338)		—	(6,805)		—
Cash paid to implement real estate exits prior to approval of the Network Optimization Plan	140		—	919		—
Proceeds from sale of rental equipment for real estate exits prior to approval of the Network Optimization Plan	(89)		—	(302)		—
Cash paid for executive transition costs	372		—	4,642		—
Adjusted Free Cash Flow (C)	$55,086	$—	$130,327	$170,642	$—	$275,122

Revenue (B)	$612,151		$589,083	$1,160,779		$1,148,634
Net cash provided by operating activities margin (A/B)	26.5%		34.9%	30.4%		35.9%
Adjusted Free Cash Flow Margin (C/B)	9.0%		22.1%	14.7%		24.0%

Net CAPEX
We define Net CAPEX as purchases of rental equipment and refurbishments and purchases of property, plant and equipment, less proceeds from the sale of rental equipment (excluding proceeds from the implementation of the Network Optimization Plan and real estate exits prior to the approval of the Network Optimization Plan) and proceeds from the sale of property, plant and equipment, which are all included in cash flows from investing activities. Management believes that the presentation of Net CAPEX provides useful information regarding the net capital invested in our rental fleet and property, plant and equipment each year to assist in analyzing the performance of our business.

The following table provides reconciliations of Net CAPEX:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
Purchases of rental equipment and refurbishments	$(122,034)	$(85,269)	$(223,974)	$(157,821)
Proceeds from sale of rental equipment	14,155	16,269	33,433	30,332
Less: Proceeds from sale of rental equipment for Network Optimization Plan	(2,338)	—	(6,805)	—
Less: Proceeds from sale of rental equipment for real estate exits prior to approval of the Network Optimization Plan	(89)	—	(302)	—
Net CAPEX for Rental Equipment	(110,306)	(69,000)	(197,648)	(127,489)
Purchases of property, plant and equipment	(4,740)	(6,286)	(8,369)	(10,920)
Proceeds from sale of property, plant and equipment	1,299	302	2,924	1,593
Net CAPEX	$(113,747)	$(74,984)	$(203,093)	$(136,816)
Return on Invested Capital
Return on Invested Capital is defined as Adjusted earnings before interest and amortization divided by Average Invested Capital. Management believes that the presentation of Return on Invested Capital provides useful information regarding the long-term health and profitability of the business relative to the Company's cost of capital. We define Adjusted earnings before interest and amortization as Adjusted EBITDA (see reconciliation above) reduced by depreciation and estimated taxes. We include estimated taxes at our current statutory tax rate.
Average Invested Capital is calculated as an average of Net Assets, a four quarter average for annual metrics and two quarter average for quarterly metrics. Net assets is defined for purposes of the calculation below as total assets less goodwill, intangible assets, net, and all non-interest bearing liabilities.
The following table provides reconciliations of Return on Invested Capital, which has been adjusted to reflect depreciation related to real estate exits prior to initiating our Network Optimization Plan.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
Total Assets	$5,865,509	$6,104,703	$5,865,509	$6,104,703
Goodwill	(1,256,689)	(1,257,264)	(1,256,689)	(1,257,264)
Intangible Assets, net	(203,186)	(246,794)	(203,186)	(246,794)
Total Liabilities	(4,954,850)	(5,070,108)	(4,954,850)	(5,070,108)
Long Term Debt	3,461,831	3,672,856	3,461,831	3,672,856
Net Assets, as defined above	$2,912,615	$3,203,393	$2,912,615	$3,203,393
Average Invested Capital (A)	$2,897,402	$3,185,023	$2,908,810	$3,206,541

Adjusted EBITDA	$227,884	$248,913	$438,898	$477,698
Depreciation	(85,012)	(100,911)	(166,787)	(186,656)
Depreciation related to real estate exits	—	15,527	(171)	19,303
Adjusted EBITA (B)	$142,872	$163,529	$271,940	$310,345

Statutory Tax Rate (C)	27%	26%	27%	26%
Estimated Tax (B*C)	$38,575	$42,518	$73,424	$80,690
Adjusted earnings before interest and amortization (D)	$104,297	$121,012	$198,517	$229,655
ROIC (D/A), annualized	14.4%	15.2%	13.6%	14.3%